Exhibit 99.1

FOR IMMEDIATE RELEASE

ELLINGTON FINANCIAL LLC REPORTS ESTIMATED

BOOK VALUE PER SHARE AS OF OCTOBER 31, 2010

Company Also Announces Third Quarter Earnings Conference Call

NEW YORK, NOVEMBER 5, 2010 – Ellington Financial LLC (NYSE: EFC) (“Ellington Financial” or the “Company”) today announced that its estimated book value per common share as of October 31, 2010, was $24.59, or $24.03 on a diluted basis. These estimates include the dilutive effect of the Company’s initial public offering that closed on October 14, 2010. These estimates are subject to change upon completion of the Company’s month-end valuation procedures relating to its investment positions, and any such change could be material. For month end reports of its estimated book value per common share, the Company’s valuation procedures are generally less comprehensive than the valuation procedures employed for the Company’s quarterly and year-end financial statements, as the Company does not necessarily solicit third party valuations on substantially all of its assets, nor do the Company’s registered independent public accountants generally perform the types of reviews or audits that they do for the Company’s quarterly or annual financial statements. It is possible that, if the Company were to undertake a more comprehensive valuation analysis and/or obtain a review or audit from its accountants for its month-end report, it could determine that its book value per common share as of October 31, 2010 differs materially from the estimate set forth above. There can be no assurance that the Company’s estimated book value per common share as of October 31, 2010 is indicative of what the Company’s results are likely to be for the three month period ending December 31, 2010 or in future periods.

Third Quarter Earnings Conference Call

The Company also announced today that it will host a conference call at 10:00 a.m. Eastern Time on Wednesday, November 17, 2010, to discuss its financial results for the quarter ended September 30, 2010. To participate in the event by telephone, please dial (877) 941-8609 at least 10 minutes prior to the start time and reference the conference passcode 4383836. International callers should dial (480) 629-9818 and reference the same passcode. The conference call will also be webcast live over the Internet and can be accessed via the Investor Relations section of the Company’s Web site at www.ellingtonfinancial.com. To listen to the live webcast, please visit www.ellingtonfinancial.com at least 15 minutes prior to the start of the call to register, download, and install necessary audio software.

A dial-in replay will be available on Wednesday, November 17, 2010, at approximately 1 p.m. Eastern Time through Wednesday, November 24, 2010, at approximately 12 p.m. Eastern Time. To access this replay, please dial (800) 406-7325 and enter the conference ID number 4383836. International callers should dial (303) 590-3030 and enter the same conference ID number. A replay of the conference call will also be archived on the Company’s website at www.ellingtonfinancial.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “believe,” “intend,” “seek,” “plan” and similar expressions or their negative forms, or by references to strategy, plans, or intentions. The Company’s results can fluctuate from month to month depending on a variety of factors, some of which are beyond the Company’s control and/or are difficult to predict, including, without limitation, changes in interest rates, changes in mortgage default rates and prepayment rates, and other changes in market conditions and economic trends. Furthermore, forward-looking statements are subject to risks and uncertainties, including, among other things, those described under the heading “Risk Factors” in our Registration Statement on Form S-11, filed October 7, 2010 (Registration # 333-160562), which can be accessed at the SEC’s website (www.sec.gov), relating to our initial public offering, as filed with Securities and Exchange Commission pursuant to Rule 424(b). Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected may be described from time to time in reports we file with the Securities and Exchange Commission (SEC), including reports on Forms 10-Q, 10-K and 8-K. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

This release and the information contained herein do not constitute an offer of any securities or solicitation of an offer to purchase securities.

About Ellington Financial LLC

Ellington Financial LLC is a specialty finance company that specializes in acquiring and managing mortgage-related assets, including residential mortgage backed securities backed by prime jumbo, Alt-A and subprime residential mortgage loans, residential mortgage-backed securities for which the principal and interest payments are guaranteed by a U.S. Government agency or a U.S. Government-sponsored entity and mortgage-related derivatives, as well as corporate debt and equity securities and derivatives. Ellington Financial LLC is externally managed and advised by Ellington Financial Management LLC, an affiliate of Ellington Management Group, L.L.C.

Investor Contact:	Media Contact:
Neha Mathur	Shawn Pattison or Dana Gorman
Ellington Financial LLC	The Abernathy MacGregor Group, for
(203) 698-1200	Ellington Financial LLC
(212) 371-5999